Exhibit 3.24

PogoTec, Inc.

Note and Warrant Purchase Agreement

This Note and Warrant Purchase Agreement, dated as of November 1, 2017 (the “Agreement”), is entered into by and among PogoTec, Inc., a Delaware corporation (the “Company”), and the persons and entities delivering a signature page hereto and listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A.  On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a warrant to acquire shares of the Company’s capital stock as set forth opposite such Investor’s name on Schedule I hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   The Notes and Warrants.

(a) Issuance of Notes. At each Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally agrees to purchase a promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”). The obligations of each Investor to purchase Notes is several and not joint.

(b) Issuance of Warrants. At each Closing (as defined below), the Company agrees to issue and sell to each of the Investors participating in such Closing, and, subject to all of the terms and conditions hereof, each such Investor agrees to purchase a warrant in the form of Exhibit B hereto (each, a “Warrant” and, collectively, the “Warrants”) to purchase shares of Common Stock of the Company. The purchase price for each Warrant will be one hundredth of one percent (0.0001) of the principal underlying the corresponding Note. The obligations of each Investor to purchase Warrants is several and not joint.

(c)   Closing and Delivery. The sale and purchase of the Notes and Warrants shall take place at an initial closing (the “Initial Closing”) to be held at such place and time as the Company and the investors may determine (the “Closing Date”). The Company may sell additional Notes to such investors (each, also an “Investor”) as the Company shall determine subsequent to the Initial Closing up to a maximum aggregate principal amount of $2,000,000.00 for all Closings and at such places and times as shall be determined by the Company (each, also a “Closing” and each such time, also a “Closing Date”). In the event of any such subsequent sale, Schedule I hereto shall be automatically amended to reflect the details thereof without the need for any further amendment of this Agreement.

At each Closing, the Company will deliver to each of the Investors participating in such Closing, a Note representing the aggregate principal amount of the Note to be purchased by such Investor at such Closing and a corresponding Warrant with respect to such Note, against receipt by the Company in cash of the full principal face amount of such Note being purchased and the purchase price for the associated Warrant as set forth on Schedule I hereto. The Company shall update Schedule I at each Closing subsequent to the Initial Closing to reflect the Company’s sale of Notes and Warrants in such subsequent Closing and likewise, Investors participating in any subsequent Closing shall be added as parties to this Agreement by executing a signature page hereto, in both cases, without requiring any amendment to this Agreement.

(d) Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

2.   Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation (or in the process of becoming qualified, licensed and in good standing) in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document (as defined below) to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company; and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)   Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not violate the Company’s certificate of incorporation or bylaws) (“Charter Documents”).

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other individual or entity (a “Person”) (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

(f)   Operating Company. The Company is an “operating company” within the meaning of Section 22062(b)(2) of the California Financial Code in that (i) it primarily engages, wholly or substantially, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale, or the research or development, of a product or service other than the investment of capital; (ii) it is not an individual or sole proprietorship; (iii) it is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person; and (iv) it intends to use the proceeds from the sale of the Notes and Warrants solely for the operation of the Company’s business and not for personal, family, or household purposes. The Company’s board of directors, in the exercise of its fiduciary duties, has approved the sale of the Notes and Warrants based upon a reasonable belief that the loans represented by the Notes are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

(g) Company’s Operations. The Company’s business, as it is currently being conducted, does not breach any of Brendan Sheil’s or Ronald Blum’s obligations to the Egg Factory or to E-Vision, LLC.

3.   Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company as of the applicable Closing Date as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement, the Note and the Warrant issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Notes and the Warrants and the underlying securities of each have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that, except as may be set forth in other agreements with the Investor, the Company is under no obligation to effect any such registration with respect to the Notes, the Warrants and the underlying securities of each or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes and Warrants to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c) Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has made available to such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes and Warrants.

(d) Common Stock Valuation. The Company recently sought an independent appraisal from Teknos Associates, LLC in accordance with IRC Section 409A, which established a current fair market value of the Company’s Common Stock to be $5.09 per share effective as of June 30, 2017 (the “Valuation”).

4.   Conditions to Closing of the Investors. Each Investor’s obligations at the Closing in which such Investor has agreed to participate are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions, any of which may be waived in whole or in part upon agreement by the Investors:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct in all material respect when made, and shall be true and correct in all material respect on the applicable Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c)   Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Closing, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors participating in such Closing.

(e) Transaction Documents. The Company shall have duly executed and delivered to the Investors participating in such Closing the following documents (which shall collectively be referred to herein as the “Transaction Documents”):

(i)	This Agreement;
(ii)	Each Note to be issued hereunder at such Closing;
(iii)	Each Warrant to be issued hereunder at such Closing;
(iv)	The Subordination Agreement between the Investor, the Company, and Pacific Western Bank d/b/a Square 1 Bank, the form of which is attached hereto as Exhibit C (the “Subordination Agreement”);
(v)	The Intellectual Property Security Agreement between the parties entered into in connection with this Agreement, the form of which is attached hereto as Exhibit D;
(vi)	The Confirmatory Grant of Security Interest, the form of which is attached hereto as Exhibit E;
(vii)	The Intercreditor Agreement, the form of which is attached hereto as Exhibit F.

5.   Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and corresponding Warrants at a Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Investors participating in such Closing in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c)   Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Closing, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Purchase Price. Each Investor participating in such Closing shall have delivered to the Company the aggregate principal amount of the Note and the purchase price of the Warrant being purchased by such Investor as set forth on Schedule I hereto.

(e) Transaction Documents. Each Investor participating in such Closing shall have delivered to the Company the following documents:

(i)	This Agreement;
(ii)	The Subordination Agreement; and
(iii)	The Intercreditor Agreement.

(f)   Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company.

6.   Collateral Agent Appointment. John Hunkeler is hereby appointed as the collateral agent on behalf of the Investors (“Agent”).

(a) Authorization and Action. Each Investor hereby appoints the Agent as its representative, and the Agent hereby accepts such appointment. Each Investor authorizes the Agent to take such action on its behalf, and to exercise such powers under this Agreement, the Security Agreement, the Subordination Agreement, the Intercreditor Agreement, and the Notes (the “Loan Documents”) as the Agent deems appropriate in order to enforce and pursue the rights and remedies of the Investors, and otherwise as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. In any instance where the Agent is required or permitted to consent to or approve any action of the Company under this Agreement, such consent or approval shall be deemed to be administrative in nature and may be given or withheld in the Agent’s sole discretion. Each Investor shall execute and deliver such additional instruments, including powers of attorney in favor of the Agent, as the Agent may deem necessary or desirable to enable the Agent to exercise his powers hereunder.

(b) Duties and Obligations.  The Agent and, if applicable, any of its managers, members, shareholders, officers, directors, agents, employees or advisors, shall not be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement or any Note except for its or their own willful misconduct.  Without limiting the generality of the foregoing, the Agent:

i.	may treat each Investor which is a party hereto and a holder of a Note as the party entitled to receive payments hereunder or thereunder until the Agent receives written notice of the assignment of such Investor’s interest herein or in such Note signed by such Investor and made in accordance with the terms hereof and thereof and a written agreement of the assignee that it is bound hereby to the same extent as it would have been had it been an original party hereto and under the Note, in each case in form satisfactory to the Agent;
ii.	may, to the extent the Agent deems reasonably necessary, consult with legal counsel, independent public accountants and other experts selected by the Agent, and the Agent shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such experts;
iii.	makes no warranty or representation of any kind whatsoever to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document;
iv.	shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Notes, or of any instrument or document furnished pursuant thereto on the part of the Company or as to the use of the proceeds of any Note;
v.	shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement, of any Note, or of any other Loan Document;
vi.	shall incur no liability under or in respect of this Agreement or any Note or any other Loan Document by acting upon any written notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or made by the proper party or parties or by acting upon any representation or warranty of the Company made or deemed to be made in this Agreement or any Note or any other Loan Document;
vii.	shall be fully justified in failing or refusing to take any action under this Agreement or any Note unless it shall first receive such advice or concurrence of the Investors as the Agent deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Loan Document in accordance with a request or consent of the Investors party thereto and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Investors party thereto; and
viii.	shall not have or be deemed to have any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Documents or otherwise exist against the Agent.

The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects.

(c)   Indemnification.  The Investors agree to indemnify the Agent ratably according to their respective holdings under the Notes from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, except any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s willful misconduct.  Without limiting the foregoing, each Investor agrees to reimburse the Agent promptly on demand in proportion to its holdings of the Notes for any out-of-pocket expenses, including legal fees, incurred by the Agent in connection with the administration or enforcement or preservation of any rights under any Note. Without limiting the foregoing, each Investor further agrees that it shall take no adverse action against the Agent, including by way of lawsuit, arbitration, or any other action seeking reimbursement of interest or principal against the Agent or arising from or relating to the Transaction Documents, except in the case of willful misconduct by the Agent.

(d) Successor Agent.  The Agent may resign as Agent upon fifteen (15) days’ notice to the Investors.  The Agent may be removed by the written consent of the Investors.  If an Agent resigns under this Agreement, the Investors shall appoint a successor agent among the Investors.  If no successor agent is appointed prior to the effective date of the resignation of the Agent, the resigning Agent may appoint, after consulting with the Investors and the Company, a successor agent.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” means such successor agent and the retiring agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is fifteen (15) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Investors shall perform all of the duties of the Agent hereunder until such time, if any, as the Investors appoint a successor Agent as provided for above.

7.   Forbearance. The Notes are secured by the Company’s intellectual property assets (the “Collateral”). In the event that the Notes are not paid by their Maturity Date, each Investor agrees that he or she will forbear from foreclosing on the Collateral as provided in the Intercreditor Agreement. The Investors agree that they will not bring any legal or other proceeding against each other arising from or related to this Agreement, or any of the Transaction Documents, except in the case of willful misconduct.

8.   Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and all of the Investors; provided however that no consent is required for amendments to Schedule I to reflect additional Closings approved by the Company in accordance with the terms and conditions of this Agreement.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c)   Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 8(e) and 8(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes and any transfer of such Notes shall be made solely in compliance with the provisions of the applicable Notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)   Assignment by the Company. Except in connection with a Change of Control, the rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of each Investor. The term “Change of Control” shall mean (i) any consolidation or merger involving the Company pursuant to which the Company’s stockholders prior to such transaction own less than fifty percent (50%) of the voting securities of the surviving entity; or (ii) the sale of all or substantially all of the assets of the Company.

(g) Entire Agreement. The Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof and thereof.

(h) Notices. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, with a copy to be sent by United States first class mail, postage prepaid; (iii) five (5) days after being sent by registered or certified mail, return receipt required, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such electronic mail address, facsimile number or address as subsequently modified by written notice given in according with this Section 8(h).

(i)   Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes and Warrants to each of the Investors is a separate sale. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)   Exclusion from the Definition of “Additional Shares”. Each Investor hereby agrees that the Warrants and the securities issued by the Company upon exercise of the Warrants and on conversion of the Notes issued and sold pursuant to this Agreement shall be excluded from the definition of “Additional Shares of Common Stock” in Article V, Section 4.4 of the Company’s certificate of incorporation, as may be amended from time to time.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

The parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PogoTec, Inc. a Delaware corporation

/s/ Diane J. Munn
Diane J. Munn Chief Financial Officer

Address: 4502 Starkey Road, Suite 109 Roanoke, VA 24018

The parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

/s/ John D. Hunkeler, Trustee

/s/ Mary E. Hunkeler

The parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

Jack Loeb, Jr. Revocable Trust, amended and restated September 7, 2017

/s/ Jack Loeb, Jr.
Jack Loeb, Trustee

SCHEDULE I

LIST OF INVESTORS

The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Exhibit A

Form of Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND THE SECURITIES ISSUABLE ON CONVERSION OF THIS NOTE WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS SECURITY MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

PogoTec, Inc.

Promissory Note

November __, 2017

$___________	Roanoke, VA

FOR VALUE RECEIVED, PogoTec, Inc., a Delaware corporation (the “Company”) promises to pay to ___________________ (the “Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of $_________ or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Promissory Note (the “Note”) on the unpaid principal balance at a rate equal to 13.0% per annum. Outstanding principal and accrued interest shall be due and payable the earliest of (i) ten (10) days after demand made by the Investor made after the first anniversary of the Initial Closing; (ii) upon the consummation of a Sale Transaction (as defined below); or (iii) a liquidation or dissolution of the Company (such date as described in (i)-(iii), as applicable, the “Maturity Date” and such demand the “Demand”). This Note is one of the “Notes” issued pursuant to the Note and Warrant Purchase Agreement dated as of November __, 2017 (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

1.   Secured Promissory Note. This Note shall be secured by all of the intellectual property of the Company, as provided in the Intellectual Property Security Agreement between the parties entered into in connection with the Purchase Agreement for the Note.

2.	Demand; Prepayment; Interest.

(a) Process for Making Demand. If any holder of Notes issued under the Purchase Agreement (including Investor) seeks to make a demand for repayment hereunder, the party shall do so in a writing to the Company that specifies the repayment date (the “Repayment Date”), which shall be no sooner than ten (10) days following the receipt by the Company of the written demand for repayment and shall be no sooner than the Maturity Date.

(b) Prepayment. This Note may be prepaid in full at any time and there shall be no prepayment penalty.

(c) Interest. In the event that the Company does not pay the principal and accrued interest by the Maturity Date, accrued interest shall become immediately due and payable. In addition, on a going-forward basis, accrued interest shall be paid monthly.

CONFIDENTIAL	A-1

3.   Sale Transaction. If the Company consummates a Sale Transaction while this Note remains outstanding, the holder hereof shall be entitled to receive the outstanding principal and interest due hereunder in full satisfaction of this Note. The term “Sale Transaction” means (a) a Change of Control or (b) any other transaction that is a “liquidation event” under the Company’s Amended and Restated Certificate of Incorporation dated August 24, 2016, as amended from time to time. The term “Change of Control” means (a) the acquisition of the Company by another entity by means of any transaction (including, without limitation, any reorganization, merger, purchase of outstanding stock, or consolidation); (b) a sale of all or substantially all of the material assets of the Company (including, intellectual property rights which, in the aggregate, constitute substantially all of the corporation’s material assets); or (c) the acquisition by the Company of any other entity by means of any transaction (including, without limitation, any reorganization, merger or consolidation). “Change of Control” does not, however, include (i) any such transaction in which the stockholders of the Company prior to the transaction hold more than 50% of the voting securities of the surviving or acquiring entity immediately after the transaction; or (ii) the sale of the Company’s equity securities in any private equity financing, the principal purpose of which is to raise funds for the continued operation of the Company.

4.   Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and all of the Investors.

5.   Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as Company shall have furnished to the Investor in writing. All such notices and communications shall be effective (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, with a copy to be sent by United States first class mail, postage prepaid; (c) five (5) days after being sent by registered or certified mail, return receipt required, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

6.   Usury. In the event any interest is paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7.   Waivers. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

CONFIDENTIAL	A-2

8.   Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, to the extent requested by the Company, a written opinion of the Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Investor that the Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this section that the opinion of counsel for the Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

9.   Lock-Up Agreement. The Investor agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company’s securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided however that such 180 day period may be extended to the extent necessary to permit any managing underwriter to comply with FINRA Rule 2241, if applicable, or any similar or successor rule or amendment thereto. The obligations of Investor under this section shall be conditioned upon similar agreements being in effect with each stockholder who is an officer, director or 5% stockholder of the Company. The Investor agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 9. The Investor acknowledges that the Company will be caused to be placed on any securities issued directly or indirectly on conversion of this Note the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO EXTENSION IN CERTAIN CIRCUMSTANCES) IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN AGREEMENT WITH THE COMPANY, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

10.  Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

[Signature Page Follows]

CONFIDENTIAL	A-3

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

PogoTec, Inc. a Delaware corporation

Diane J. Munn
Chief Financial Officer

Address: 4502 Starkey Road, Suite 109 Roanoke, VA 24018

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Exhibit B

Form of Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

________________________________________

WARRANT TO PURCHASE SHARES

This Warrant is issued to the individual or entity identified in the signature page hereto (the “Investor”), by PogoTec, Inc., a Delaware corporation (the “Company”) on November __, 2017 (the “Date of Issuance”).

WHEREAS, the Company and Investor have entered into a Note and Warrant Purchase Agreement dated as of November __, 2017 (the “Purchase Agreement”) pursuant to which the Investor is purchasing a promissory note of even date herewith (the “Note”), and to induce the Investor to purchase the Note, the Company has agreed to issue this Warrant to Purchase Shares (this “Warrant”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement and upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to the number of fully paid and nonassessable Shares (as defined below) equal to the Maximum Number of Shares (as defined below). Upon exercise hereof, the Investor shall execute and deliver such documentation as is reasonably requested by the Company setting forth certain representations and warranties and customary restrictions on transfer.

2. Definitions.

(a) Exercise Price. The exercise price for the Shares shall be $5.09 (such price, as adjusted from time to time pursuant to the terms hereof, is herein referred to as the “Exercise Price”).

(b) Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Date of Issuance of the Warrant and terminating in accordance with Section 15 hereof.

(c)   Qualified Financing. The term “Qualified Financing” is defined in the Note.

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(d) Sale Transaction. The term “Sale Transaction” means (a) a Change of Control or (b) any other transaction that is a “liquidation event” under the Company’s Amended and Restated Certificate of Incorporation dated August 24, 2016, as amended from time to time.

(e) The Shares. “Shares” shall mean the Common Stock of the Company.

(f)   Warrant Coverage Amount. The term “Warrant Coverage Amount” means that amount which equals twenty percent (20%) of the original principal amount of the Note. In the event that the Company does not pay outstanding principal and accrued interest within ten (10) days after demand made by the Investor made after the first anniversary of the Initial Closing, the Warrant Coverage Amount shall mean the amount which equals twenty-five percent (25)% of the original principal amount of the Note.

(g) Maximum Number of Shares. The “Maximum Number of Shares” equals a quotient, the numerator of which is the Warrant Coverage Amount, and the denominator of which is $1.10, such calculation to be rounded down to the nearest whole number.

(h) Change of Control. The term “Change of Control” shall mean (i) any consolidation or merger involving the Company pursuant to which the Company’s stockholders prior to such transaction own less than fifty percent (50%) of the voting securities of the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any other event that constitutes a “Liquidation Event” as set forth in the Company’s Amended and Restated Certificate of Incorporation dated August 24, 2016, as amended from time to time (the “Certificate of Incorporation”). Notwithstanding the foregoing, a Change of Control shall not be occasioned by the sale by the Company of its equity securities for the primary purpose of raising operating capital.

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a notice of exercise, a form of which is attached hereto as Exhibit A, to the Secretary of the Company at its principal offices;

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased; and

(c)   execution of any standard shareholder agreement reasonably acceptable to the Investor and generally applicable to all similarly situated shareholders, as applicable.

4. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A - B)
X =	A

Where

X -- The number of Shares to be issued to the holder of this Warrant.

Y -- The number of Shares purchasable under this Warrant.

A -- The fair market value of one Share.

B -- The Exercise Price (as adjusted to the date of such calculations).

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For purposes of this Section 4, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the exercise notice.

6. Issuance of Shares. The Company covenants that the Shares, and the shares of the Company’s capital stock issuable upon conversion of the Shares, when issued pursuant to the exercise of this Warrant, and upon conversion of the Shares, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and other rights and free from all taxes, liens, charges, security interests and adverse claims with respect to the issue thereof.

7. Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of the capital stock of the Company for the purpose of effecting the exercise of this Warrant such number of Shares as shall from time to time be sufficient to effect the exercise of the rights under this Warrant and such number of shares of capital stock issuable upon conversion of the Shares; and if at any time the number of authorized but unissued shares of capital stock shall not be sufficient for purposes of the exercise of this Warrant and conversion of the Shares in accordance with its terms, without limitation of such other remedies as may be available to the holder, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized and unissued capital stock to a number of shares as shall be sufficient for such purposes.

8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Merger, Reorganization or Sale of Assets. If at any time there shall be any reorganization, recapitalization, merger or consolidation involving the Company in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, or the Company shall sell all or substantially all of its assets to any other person or entity (other than as would cause the expiration of this Warrant under Section 15) (a “Reorganization”), then, as a part of such Reorganization, lawful provision shall be made so that the holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

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(b) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company whether by exchange, substitution or otherwise (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(b) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(d) Notice of Adjustment. The Company shall promptly provide written notification to the holder of this Warrant of such event and of the number of Shares or other securities or property purchasable upon exercise of this Warrant.

9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10. Representations of the Company. The Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies. The Shares underlying the Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

11. Representations and Warranties by the Holder. The holder of this Warrant represents and warrants to the Company as follows:

(a) Investment Intent. This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the holder of this Warrant shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

B-4

(b) No Registration. The holder of this Warrant understands that the Warrant, the Shares and the underlying securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the holder of this Warrant indefinitely, and that the holder of this Warrant must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration. The holder of this Warrant further understands that the Shares and the underlying securities have not been and will not be qualified under the California Securities Law of 1968 (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent expressed above.

(c)   Investment Experience. The holder of this Warrant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the issuance of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) Speculative Nature of Investment. The holder of this Warrant understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The holder of this Warrant is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

(e) Access to Data. The holder of this Warrant has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The holder of this Warrant believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Shares. The holder of this Warrant understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The holder of this Warrant acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f)   Accredited Investor. The holder of this Warrant is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and agrees to submit to the Company such further assurances of such status as may be reasonably required by the Company.

(g) Residency. The residency of the holder of this Warrant (or, in the case of a partnership, limited liability company or corporation, such entity’s principal place of business) is correctly set forth on the signature page to the Purchase Agreement.

(h) Restrictions on Resales. The holder of this Warrant acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The holder of this Warrant is aware of the provisions of Rule 144 promulgated under the Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The holder of this Warrant acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the holder of this Warrant wishes to sell the Shares and that, in such event, the holder of this Warrant may be precluded from selling the Shares under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The holder of this Warrant acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares. The holder of this Warrant understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

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(i)   Brokers and Finders. The holder of this Warrant has not engaged any brokers, finders or agents in connection with this Warrant or the Shares, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the holder of this Warrant, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or the Shares.

(j)   Legal Counsel. The holder of this Warrant has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The holder of this Warrant is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(k) Tax Advisors. The holder of this Warrant has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the holder of this Warrant relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The holder of this Warrant understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

12.   Restrictive Legend.

The Shares and underlying securities (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

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The shares represented by this certificate are subject to restrictions on transferability and resale, including a lock-up period of up to 180 days (SUBJECT TO EXTENSION IN CERTAIN CIRCUMSTANCES) in the event of a public offering, as set forth in an AGREEMENT WITH THE COMPANY, copies of which MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

13.   Warrants Transferable. Subject to compliance with the terms and conditions of this Section 13, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Securities Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such laws. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 13 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 13 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Moreover, new holders are subject to any obligation of original holder.

14.   Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

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15.   Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a) This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i)   5:00 p.m., Delaware local time, on the seventh (7th) anniversary of the Date of Issuance of this Warrant; or

(ii)   Any Sale Transaction in which the sole consideration to be received by the holder of this Warrant for the Shares is immediately available funds or freely tradable securities (except as may be retained in escrow or as a hold back on the same terms and conditions as any other holder of Shares).

(b) The Company shall provide at least twenty (20) days prior written notice of any event set forth in Section 15(a)(ii); provided, however, that if the holder of this Warrant has not exercised this Warrant prior to a Sale Transaction in which the sole consideration to be received by the holder of this Warrant for the Shares is immediately available funds or freely tradable securities (except as may be retained in escrow or as a hold back on the same terms and conditions as any other holder of Shares).

16.   Notices. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, with a copy to be sent by United States first class mail, postage prepaid; (c) five (5) days after being sent by registered or certified mail, return receipt required, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such electronic mail address, facsimile number or address as subsequently modified by written notice given in according with this Section 16.

17.  Market Standoff. The holder of this Warrant or any shares issued on exercise of this Warrant agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company’s securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided however that such 180 day period may be extended to the extent necessary to permit any managing underwriter to comply with FINRA Rule 2241, if applicable, or any similar or successor rule or amendment thereto. The obligations of Investor under this section shall be conditioned upon similar agreements being in effect with each stockholder who is an officer, director or 5% stockholder of the Company. Such holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 17.

18.   Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

19.   Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

20.   Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Investor; provided however, that if the Notes are no longer outstanding, this Warrant may be amended, and the terms thereof may be waived, only with written consent of all of the Investors.

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21.   Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

22.   Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

23.   Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

24.   Entire Agreement. This Warrant (including the exhibits attached hereto) together with the Warrant Acquisition Agreement, as of even date herewith, between the Investor and the Company, all documents referred to herein and therein and all documents required to be executed hereto and thereto constitute and contain the entire agreement among the Company and the holder of this Warrant and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

25.  Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

26.  WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

27.   Successors and Assigns. The rights and obligations of the Company and the holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

B-9

28.   Attorneys’ Fees. Should a lawsuit or arbitration be commenced to interpret or enforce the terms of this Warrant, the prevailing party shall be entitled to recover reasonable costs and reasonable attorneys’ fees in addition to any other recovery to which such party may be entitled, as well as such reasonable fees and reasonable costs in enforcing any judgment or award and in appealing any judgment or award.

29.   Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

30.   Further Acts. The Company and the holder of this Warrant shall execute and deliver to each other all other and further documents and perform all other and further acts that may be reasonably necessary to effectuate or carry out the provisions of this Warrant.

[SIGNATURE PAGE FOLLOWS]

B-10

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued as of the date first written above.

PogoTec, Inc. a Delaware corporation

Diane J. Munn
Chief Financial Officer

Address: 4502 Starkey Road, Suite 109 Roanoke, VA 24018

B-11

EXHIBIT A

NOTICE OF EXERCISE

TO:	PogoTec, Inc.

________________________

________________________

Attention: President

1.  The undersigned hereby elects to purchase __________ Shares of _____________ pursuant to the terms of the attached Warrant.

2.  Method of Exercise (Please initial the applicable blank):

☐	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.
☐	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3.  Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_________________________________

(Name)

_________________________________

_________________________________

(Address)

4.  The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant (including Section 11(e) thereof) are true and correct as of the date hereof. The undersigned agrees to comply with all of the provisions of the attached Warrant (including Section 17 thereof).

(Signature)

(Name)

(Date)	(Title)

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of ________________________ of PogoTec, Inc. to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of __________, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Investor as specified on Warrant)

Address:

Signed in the presence of: